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                                                                    EXHIBIT 3(m)

                              CANTEL MEDICAL CORP.
                                   (Delaware)

                                     BY-LAWS
                       (As amended through April 24, 2002)


                                    ARTICLE I

                             MEETING OF STOCKHOLDERS

     Sec. 1. ANNUAL MEETING. The Annual Meeting of Stockholders shall be held at the principal office of the Corporation or such other place as the Board of Directors may select on such date and at such time as may be fixed by resolution of the Board of Directors. The Secretary shall serve personally, or by mail, a written notice thereof, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which all stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with. Any annual meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such annual meeting of stockholders.

     Sec. 2. QUORUM. The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote generally shall be necessary to constitute a quorum for the transaction of business, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such businesses. Whether or not a quorum is present, the Chairman of the meeting or a majority of the stockholders present in person or by proxy may adjourn the meeting from time to time. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient stockholders to constitute the remaining stockholders less than a quorum.

     Sec. 3. SPECIAL MEETINGS. Subject to the rights of the holders of any series of stock having a preference over the Common Stock as to dividends or upon liquidation ("Preferred Stock"), special meetings of stockholders, other than those regulated by statute, may only be called by a majority of the Directors. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail, not less than 10 days nor more than 60 days before the date set for such meeting. If mailed, it shall be directed to a stockholder at his address as it appears on the stock book; but at any meeting at which all stockholders shall be present, or of which stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. No business other than that specified in the call for the meeting shall be transacted at any special meeting of the stockholders. Any special meeting of stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such special meeting of stockholders.

     Sec. 4. VOTING. At all meetings of the stockholders, all questions, the manner of deciding which is not specifically regulated by statute, shall be determined by a majority vote of the shares entitled to vote on such matters present in person or by proxy, other than the election of directors, which shall be determined by a plurality of votes of the shares entitled to vote on the election of directors present in person or by proxy.

     Sec. 5. CONDUCT OF MEETING. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board (or, in the absence of the Chairman, the President) shall, or shall designate an appropriate officer of the Corporation to, call any annual or special meeting of stockholders to order, act as Chairman of any such meeting of the stockholders, determine the order of business of any such meeting, and determine the rules of order and procedure to be followed in the conduct of any such meeting.

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     Sec. 6. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.

     (A)     ANNUAL MEETINGS OF STOCKHOLDERS.

             (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this ByLaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph
(A)(1) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

             (3)   Notwithstanding anything in the second sentence of paragraph
(A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (B) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a

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special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such positions) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the loth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

     (C)     GENERAL.

             (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these ByLaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

             (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

             (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Sec. 7. RECORD DATE FOR ACTION BY WRITTEN CONSENT. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer

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or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

     Sec. 8. INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Section 7, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Section 7 represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

     Sec. 9. EFFECTIVENESS OF WRITTEN CONSENT. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date the earliest dated written consent was received in accordance with Section 7, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in Section 7.

     Sec. 10. INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by law.

     The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

                                   ARTICLE II

                                    DIRECTORS

     Sec. 1. NUMBER. The affairs of this Corporation shall be managed by a board of three to eleven directors, as such number shall be fixed by resolution of the majority of the Board of Directors, who need not be stockholders of the Corporation and at least one of such directors shall be a citizen of the United States. Until otherwise determined by the Board of Directors, the exact number of directors shall be fixed at ten.

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     Sec. 2. HOW ELECTED. At each Annual Meeting of Stockholders, the persons receiving a plurality of the votes cast for the number of directors to be elected at such meeting shall be elected as directors.

     Sec. 3. TERM OF OFFICE; VACANCIES. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of directors constituting the whole Board permits, with the term of office of one class expiring each year. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Subject to the foregoing, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Sec. 4. DUTIES OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these ByLaws required to be exercised or done by the stockholders.

     Sec. 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the Annual Meeting of the Stockholders, and at such other times as the Board of Directors may determine. Special Meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of a majority of the directors.

     Sec. 6. NOTICE OF MEETINGS. Notice of meetings, other than the regular Annual Meetings, shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram, e-mail or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least two (2) days before such meeting. If by e-mail or facsimile transmission, telephone or hand delivery, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     Sec. 7. QUORUM. At any meeting of the Board of Directors, a majority of the members of the Board shall constitute a quorum for the transaction of business; but in the event of a quorum not being present, a lesser number may adjourn the meeting to some future time, not more than 15 days later.

     Sec. 8. VOTING. At all meetings of the Board of Directors, each director is to have one vote, irrespective of the number of shares of stock that he may hold.

     Sec. 9. REMOVAL OF DIRECTORS. Any one or more of the directors may be removed either with or without cause, at any time by a vote of the stockholders holding two-thirds of the stock, at any Special Meeting called for the purpose.

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                                   ARTICLE III

                                    OFFICERS

     Sec. 1. NUMBER. The officers of this Corporation shall be:

             1. Chairman of the Board of Directors; if one is elected by the Board of Directors.

             2.    President

             3.    One or more Vice Presidents

             4.    Secretary

             5.    Treasurer

The Board of Directors may appoint a Vice-Chairman, Controller, one or more Assistant Controllers, one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as it may from time to time determine. Two or more offices (other than those of President and Secretary) may be held by the same person.

     Sec. 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the Meeting of Stockholders, and shall hold office for the term of one year or until their successors are duly elected.

     Sec. 3. DUTIES OF OFFICERS. The duties and powers of the officers of the Corporation shall be an follows:

                              CHAIRMAN OF THE BOARD

     The Chairman of the Board of Directors shall be an executive officer of Corporation, preside at all meetings of the Board of Directors and Stockholders, and perform such other executive duties as the Board shall designate.

                                   PRESIDENT

     The President shall be the chief executive officer and the chief operating officer of the Corporation and shall have general charge of the business and affairs of the Corporation, subject, however, to the direction of the Board of Directors.

     He shall present at each Annual Meeting of the Stockholders and Directors a report on the condition of the Corporation's business.

     He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly appointed officers. He may sign and make all contracts, agreements, obligations, evidences of indebtedness and guarantees in the name of the Corporation unless otherwise resolved by the Board of Directors.

     He may sign all notes, drafts or bills of exchange, warrants or other orders for the payment of money, unless otherwise resolved by the Board of Directors.

     He shall perform all the duties incident to the position and office of President, and which are required by law.

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                                 VICE PRESIDENT

     Each Vice President shall have such powers and duties as the Board of Directors may from time to time prescribe. During the absence and inability of both the Chairman of the Board and the President to render and perform their duties or exercise their powers, as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice President (or if there is more than one Vice President, then that one designated by the Board of Directors); and when so acting, he shall have all the powers and be subject to all the responsibilities hereby given to or imposed upon such Chairman of the Board and the President.

                                    SECRETARY

     The Secretary shall keep the minutes of the Meetings of the Board of Directors and of the Stockholders in appropriate books. He shall give and serve all notices of the Corporation, unless otherwise resolved by the Board of Directors.

     He shall be custodian of the records and of the seal, and affix the latter when required, unless otherwise resolved by the Board of Directors.

     He shall attend to all correspondence and perform all duties incident to the office of Secretary, subject, however, to the direction of the Board of Directors.

                                    TREASURER

     The Treasurer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

     He shall sign, make and endorse in the name of the Corporation all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of same and receipt therefor, under the direction of the President or the Board of Directors.

     He shall exhibit at all reasonable times his books and accounts to any director or stockholder of the Corporation upon application at the office of the Corporation during business hours.

     He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and a full financial report at the Annual meeting of Stockholders.

     He shall keep at the office of the Corporation correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

     He shall do and perform all duties incident to the office of Treasurer, subject, however, to the direction of the Board of Directors.

     Sec. 4. BOND. Any officer, if required by the Board of Directors, shall give to the Corporation a bond or other such security for the faithful discharge of his duties as the Board may direct.

     Sec. 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose.

     Sec. 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

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     Sec. 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer, by a majority vote, at any time with or without cause.

                                   ARTICLE IV

                                      SEAL

     Sec. 1. SEAL. The corporate seal shall have enscribed thereon the words "Corporate Seal", the year of incorporation and around the margin thereof the words "Cantel Medical Corp. -- Delaware."

                                    ARTICLE V

                              CERTIFICATES OF STOCK

     Sec. 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered and registered in the order in which they are issued. They shall be bound in a book and shall be issued in consecutive order therefrom, and in the margin thereof shall be entered the name of the person owning the shares therein represented, with the number of shares and the date thereof. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice President and countersigned by the Secretary or Treasurer and sealed with the seal of the Corporation. In lieu of any of the aforesaid signatures of the officers of the Corporation or of its seal, facsimile signatures or seal may be used.

     Sec. 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on the books or his legal representatives. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and cancelled before a new certificate is issued unless other provision is made by resolution by the Board of Directors. Notwithstanding any provisions of these By-Laws to the contrary, the Corporation by resolution of the Board of Directors may appoint a transfer agent and/or registrar in connection with the issuance of its stock and the keeping of the records relating thereto, upon such terms and conditions as are deemed appropriate by said Board in its discretion.

                                   ARTICLE VI

                                    DIVIDENDS

     Sec. 1. WHEN DECLARED. The Board of Directors may vote to declare cash dividends from the surplus profits of the Corporation whenever, in their opinion, the condition of the Corporation's affairs will render it expedient for such dividends to be declared.

                                   ARTICLE VII

                               BILLS, NOTES, ETC.

     Sec. 1. HOW MADE. All bills payable, notes, checks or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by the Chairman, President or an Executive Vice President and countersigned by the Secretary or Treasurer. No officer or agent of

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the Corporation, either singly or jointly with others, shall have the power to make any bills payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name or on behalf of the Corporation, except as herein expressly prescribed and provided, unless authorized by a resolution of the Board of Directors.

                                  ARTICLE VIII

                          INDEMNIFICATION AND INSURANCE

     Sec. 1. INDEMNIFICATION AND INSURANCE.

     (A) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys, fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this By-Law or otherwise.

     (B) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of

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Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the
Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a "Change of Control" (as defined below), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

     (C) If a claim under paragraph (A) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to paragraph (B) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (D) If a determination shall have been made pursuant to paragraph (B) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this By-Law.

     (E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this By-Law that the procedures and presumptions of this By-Law are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this By-Law.

     (F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     (G) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing

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such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph
(H) of this By-Law, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.

     (H) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this By-Law with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

     (I) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any paragraph of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

             (i)   For purposes of this By-Law:

                   (1) "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

                   (2) "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

                   (3)     "Change of Control" means:

                           (a)     The acquisition by any individual, entity
or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c); or

                           (b)     Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal

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of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                           (c)     Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                           (d)     Approval by the stockholders of the
Corporation of a complete liquidation or dissolution of the Corporation.

     (K) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

                                   ARTICLE IX

                                   AMENDMENTS

     Sec. 1. HOW AMENDED. These By-Laws may be altered, amended, repealed or added to by an affirmative vote of the stockholders representing a majority of the whole capital stock entitled to vote at an Annual Meeting or at a Special Meeting called for that purpose provided that written notice shall have been sent to each stockholder or mailed to him at his post office address of known, at least 10 days before the date fixed for such meeting. The notice shall set forth the alterations, amendments or changes which are proposed to be made in such By-Laws or in lieu thereof shall set forth a brief summary of the changes to be effected therein. If, however, all the stockholders shall be present at any regular or Special Meeting, these By-Laws may be amended by a unanimous vote without any previous notice. Notwithstanding the above, these By-Laws may be altered, amended, repealed or added to by the affirmative vote taken at a regular or Special Meeting of the Board of Directors.

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                                    ARTICLE X

                                  MISCELLANEOUS

     Sec. 1. VARIATIONS IN PRONOUNS. All pronouns and any variations thereof refer to the masculine, feminine or neither, and singular or plural, as the identity of the person or persons may require.

     Sec. 2. FISCAL YEAR. The fiscal year of the Corporation shall start on such date as the Board of Directors shall from time to time prescribe.

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